                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-36 SC.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                              For and on behalf BC European Capital VIII-36 SC:

                              /S/ MATTHEW ELSTON
                              -------------------------------------------------
                              Name:  Matthew Elston
                              Director, LMBO Europe SAS
                              As Gerant to BC European Capital VIII-36 SC

                              /S/ MIKE TWINNING
                              -------------------------------------------------
                              Name:  Mike Twinning
                              Director, LMBO Europe SAS
                              As Gerant to BC European Capital VIII-36 SC